Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

DATED AS OF APRIL ____________, 2014

BY AND AMONG

MINE CLEARING CORPORATION

CS MERGER CORP.

AND

CLICKSTREAM CORPORATION

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April, 2014, is made by and among ClickStream Corporation (formerly Mine Clearing Corporation), a Nevada corporation (“Parent”), CS Merger Corp., a Nevada corporation and a wholly owned subsidiary of Parent (“Sub”), and ClickStream Corporation, a Delaware corporation (the “Company”). Certain terms used in this Agreement are defined in Article XIII.

W I T N E S S E T H:

WHEREAS, Parent and Sub desire to effect a business combination by means of the merger of the Company with and into the Sub; and

WHEREAS, the Board of Directors of Parent and Sub and the stockholder of Sub and the Board of Directors of the Company and the stockholders of the Company (“Company Stockholders”) have approved the merger of the Company with and into Sub (the “Merger”), upon the terms and subject to the conditions set forth herein; and

WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I.

The Merger; Effect of Merger

Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Nevada Revised Statutes, as amended, and any rules and regulations (the “Nevada Corporation Law”), the Company shall be merged with and into Sub and the separate existence of the Company shall thereupon cease. The name of Parent, as the surviving corporation in the Merger (the “Surviving Corporation”), shall by virtue of the Merger be unchanged.

Section 1.2 Effective Time of the Merger. The Merger shall become effective at such time as a properly executed Certificate of Merger or other appropriate document is duly filed with the Secretary of State of the State of Nevada, which filing shall be made as soon as practicable following fulfillment or waiver of the conditions set forth in Articles VII, VIII and IX hereof or such later time as is specified in such filing (the “Effective Time”).

Section 1.3 Effects of Merger.

(a) The Merger shall have the effects set forth in NRS 92A.240 of the Nevada Corporation Law.

(b) By virtue of the approval of the Merger by the Company Stockholders, the Company Stockholders immediately prior to the Effective Time shall be deemed to have approved the terms and conditions of this Agreement.

ARTICLE II.

The Surviving Corporation

Section 2.1 Articles of Incorporation. The Articles of Incorporation of the Parent as in effect immediately prior to the Effective Time shall be the Amended and Restated Articles of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with its terms and as provided by the Nevada Corporation Law.

Section 2.2 By-Laws. The by-laws of the Parent as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by the Nevada Corporation Law.

Section 2.3 Officers and Directors. The persons named in Exhibit E to this Agreement shall be the officers and directors of the Surviving Corporation after the Effective Time, in each case until their respective successors are duly elected and qualified.

ARTICLE III.

Conversion of Shares

Section 3.1 Conversion of Shares and Issuance of Preferred Shares

(a) Subject to Sections 3.2 hereof, at the Effective Time, by virtue of the Merger and without any action on the part of any Company Stockholder, each Company Stockholder shall be entitled to receive that number of fully paid and non-assessable shares of Parent Common Stock equal to the number of shares of Company common stock held by such stockholder, as set forth Schedule 3.1 (a) hereto. In addition, the persons listed on Schedule 3.1(b) hereto, (“Preferred Holders”) in consideration for financial services rendered to Parent, shall be issued the number shares of Convertible Preferred Stock of the Parent set forth thereon (the Parent Common and Preferred Stock are referred to herein as “Share Consideration”).

Section 3.2 Parent to Make Certificates Available. Promptly following the Closing, Parent shall deliver to the Company Stockholders and Preferred Holders, (collectively “Company Stockholders”) stock certificates representing the Share Consideration. Each Company Stockholder will be entitled to receive certificates representing the number of shares of Parent Common Stock into which such shares are converted in the Merger, and Preferred Stock to which Preferred Holders are entitled. Parent Common Stock into which Company Common Stock shall be converted in the Merger and Preferred Stock to be issued in the Merger shall be deemed to have been issued at the Effective Time.

Section 3.4 Board and Stockholder Approval. The Board of Directors of the Company has approved the Merger and adopted this Agreement and recommended that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of this Agreement. The Company Stockholders have approved the Merger and this Agreement.

Section 3.5 Tax Treatment. The Merger is intended to constitute a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and Parent and the Company shall not report the transaction on any tax return in a manner or take any action inconsistent therewith.

ARTICLE IV.

Representations and Warranties of the Company,

The Company represents and warrants to Parent and Sub that, except as set forth in the disclosure schedule attached hereto (the “Company Disclosure Schedule”), which Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and may be amended from time to time pursuant to the provisions hereof:

Section 4.1 Execution and Delivery. The Company has the power and authority to enter into this Agreement and each agreement, document or instrument contemplated hereby or to be executed in connection herewith to which the Company, as the case may be, is a party (the “Company Documents”) and, to carry out its obligations hereunder and . The execution, delivery and performance of this Agreement and the Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company’s Board of Directors and the Company Stockholders. This Agreement constitutes the valid and binding obligation of the Company and the Company Documents, when executed and delivered, will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of the Company are necessary after the date of this Agreement to authorize this Agreement and the Company Documents and the transactions contemplated hereby and thereby.

Section 4.2 Consents and Approvals. The execution and delivery by the Company of this Agreement and the Company Documents, the performance by the Company, of its obligations hereunder and the consummation by the Company, of the transactions contemplated hereby and thereby, do not require the Company to obtain any consent, approval or action of, or make any filing or registration with, or give any notice to, any person or any Governmental Entity, other than (i) written notification to FINRA and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada.

Section 4.3 No Breach. The execution, delivery and performance by the Company of this Agreement and the Company Documents and the consummation by the Company of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company; (ii) violate, conflict with or result in the br any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement or instrument to which the Company is a party or by or to which the assets or properties of the Company may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity, binding upon the Company, or upon the securities, assets or business of the Company; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company, or to the securities, assets or business of the Company; (v) result in the creation or imposition of any lien or other encumbrance or the acceleration of any indebtedness or other obligation of the Company; or (vi) result in the br any of the terms or conditions of, constitute a default under, or otherwise cause a violation of, any Permit of the Company; except in the case of (ii) through (vi) above, for violations, conflicts, breaches, defaults, modifications, impairments, liens or other encumbrances that would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects of the Company, or adversely affect the consummation of the transactions contemplated hereby (a “Company Material Adverse Effect”).

Section 4.4 Organization, Standing and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of such activities make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Company Material Adverse Effect. All such jurisdictions are set forth on Section 4.4 of the Company Disclosure Schedule. The copies of the Articles of Incorporation and By-Laws of the Company included as part of Section 4.4 of the Company Disclosure Schedule constitute accurate and complete copies of such organizational instruments and accurately reflect all amendments thereto through the date hereof.

Section 4.5 Capitalization of the Company. The authorized capital stock of the Company consists of 70,000,000 shares of Company Common Stock, $.000001 par value, and no shares of Company Preferred Stock. There are 70,000,000 shares of Company Common Stock outstanding. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company’s stockholders may vote issued or outstanding.

Section 4.6 Options and Other Stock Rights. Except as set forth in Section 4.6 of the Company Disclosure Schedule, there is no (i) outstanding option, warrant, call, unsatisfied preemptive right or other agreement of any kind to purchase or otherwise to receive from the Company any of the outstanding, authorized but unissued, unauthorized or treasury shares of Company Common Stock, Company Preferred Stock or any other security of the Company, (ii) outstanding security of any kind convertible into any security of the Company, and (iii) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of Company Common Stock, Company Preferred Stock or any other security of the Company.

Section 4.7 Subsidiaries The Company does not have any direct or indirect Subsidiaries. As of the date hereof, the Company has not made any advances to or investments in, and does not own any securities of or other interests in, any other person.

Section 4.8 Corporate Records The minute books of the Company reflect true and complete copies of all such records have heretofore been delivered to Parent, all as in effect on the date hereof. The minute books of the Company reflect all actions taken at all meetings, and by consents in lieu of meetings, of the stockholders of the Company, the Board of Directors of the Company and all committees thereof.

Section 4.9 Financial Statements.

(a) Schedule 4.9 of the Company Disclosure Schedule contains the following financial statement (the “Financial Statement”):

(i) the unaudited balance sheet of the Company as of March 30, 2014 (the “Latest Balance Sheet”) and the related statements of operations, stockholders’ equity and cash flows for the period then ended; and

 the foregoing Financial Statement presents fairly the financial condition, results of operations and cash flows of the Company throughout the periods covered thereby.

Section 4.10 Liabilities The Company does not have any direct or indirect liability, contingent or otherwise, that is required by GAAP to be reflected or reserved for on the financial statements of the Company (collectively, the “Liabilities other than (i) liabilities incurred in the ordinary course of business consistent with past practices, or (ii) liabilities permitted by this Agreement to be incurred in connection with the transactions contemplated by this Agreement.

Section 4.11 No Material Adverse Change Except as disclosed in Section 4.11 of the Company Disclosure Schedule, since April 15, 2014, there has been no material adverse change in the management, assets, Liabilities, properties, business, operations, financial condition, results of operations or prospects of the Company.

Section 4.12 Compliance with Laws The Company is not in violation of any applicable order, judgment, injunction, award or decree, law, ordinance or regulation or any other requirement of any Governmental Entity applicable to the Company or any of its businesses. The Company has not received notice that any such violation has been alleged or is being investigated.

Section 4.13 Permits. There are no Permits that are necessary for the ownership and conduct of its business as presently conducted or currently proposed to be conducted

Section 4.14 Actions and Proceedings There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its directors, officers or employees (in their capacities as such). As of the date of this Agreement there is no claim, action, suit, litigation, legal, administrative or arbitration proceeding, whether formal or informal (including, without limitation, any claim or notice of intent to institute any matter), which is pending or, to the Company’s knowledge, threatened against or involving the Company or any of its directors, officers or employees (in their capacities as such) or properties, capital stock or assets.

Section 4.15 Contracts and Other Agreements

(a) Section 4.15 of the Company Disclosure Schedule sets forth as of the date of this Agreement each contract and other agreement as described below (whether or not in writing) which is currently in effect (unless indicated otherwise below) to which the Company is a party or by or to which its assets or properties are bound.

(b) There have been made available to Parent prior to the date hereof true and complete copies of all of the contracts and other agreements set forth in Section 4.16 of the Company Disclosure Schedule. Each such contract and other agreement is valid, in full force and effect and binding upon the Company and, to the Company’s knowledge, the other parties thereto in accordance with its terms, and the Company is not in default under any of them and the Company has no knowledge of any threat of cancellation or termination there under, nor will the consummation of the transactions contemplated by this Agreement result in a default under any such contract or other agreement or the right to terminate such contract or other agreement. No Permits or other documents or agreements with, or issued by or filed with, any person, have been granted to any other person that provide the right to use any real or tangible personal property comprising any portion of the assets of the Company. The Company is not a party to any contract, commitment, arrangement or agreement which would, following the Closing, restrain or restrict Parent or any affiliate of Parent, from operating the business of the Company in the manner in which it is currently operated.

Section 4.16 Relationship With Customers and Research Providers. The Company has not received any notice (nor, to Company’s knowledge, is any such notice forthcoming) that any material customer or research provider intends to terminate or materially reduce its business with the Company and no material customer or research provider has terminated or materially reduced its business with the Company in the last twelve (12) months.

Section 4.17 Real Property. The Company does not own or lease any real property.

Section 4.18 Intellectual Property.

(a) The Company is the sole and exclusive owner of all right, title and interest in and has good, valid and marketable title to, or, as to third party rights identified in Section 4.18(a) of the Company Disclosure Schedule, has obtained a license to use all Intellectual Property used by the Company in the operation of the Company’s business, free and clear of all Liens or other encumbrances. Each item of Non-Software Intellectual Property will be owned or licensed for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder.

(ii) The Company is the sole and exclusive licensee of all right, title and interest in and has good, valid and marketable title to all Intellectual Property in and to the Company Software Programs listed in Section 4.18(b) of the Company Disclosure Schedule (representing all the Company Software Programs owned by the Company), free and clear of all mortgages, pledges, Liens or other, encumbrances, subject only to the terms of the licensee agreement with NetCurrents Information Services, Inc. dated April ___ 2014.

(c) Section 4.19(c) of the Company Disclosure Schedule sets forth all Third Party Software Programs licensed by the Company (other than off-the-shelf software programs). The Company has the right and license to use, pursuant to Third Party Software license agreements, all Third Party Software used in connection with, and as incorporated into, the Company Software Programs or in conducting the Company’s own business and all use of such licensed Third Party Software Programs by the Company has been in compliance with the respective license agreements.

(d) The Company has delivered to Parent correct and complete copies of all documents pertaining to statutory Intellectual Property, including but not limited to, all trademark, service mark, trade name, copyright, and patent, registrations and applications used by the Company in conducting its own business and all documents pertaining to licenses, agreements, and permissions (as amended to date) to use any Intellectual Property used by the Company in conducting its own business, and have made available to Parent correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

(e) The use of the Company Software Programs and the license, sale or lease of the Company Software Programs, or of any part thereof, or of any copy, or of any part thereof, do not and will not infringe on, misappropriate, or contribute to the infringement of, any copyright, trade secret, patents or any other exclusionary right, of any third party in either the United States or any foreign country. No person or entity has asserted against the Company a claim that the use, license, sale or lease of any Company Software Program, or any part thereof, infringes, misappropriates or contributes to the infringement of any patent claim, copyright or trade secret right of any third party in either the United States or any foreign country, and the Company are not aware of any basis for any such claim.

Section 4.20 Receivables the Company has no accounts receivable.

Section 4.21 Banking Section 4.21 of the Company Disclosure Schedule contains a complete list of all of the bank accounts and lines of credit owned or used by the Company, and the names of all persons with authority to withdraw funds from, or execute drafts or checks on, each such account.

Section 4.22 Liens The Company has good and marketable title to all of its respective assets and properties, in each case free and clear of any Lien or other encumbrance, except for (i) Liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet delinquent or which are being contested in good faith or (ii) Liens or other encumbrances of a character that do not detract from the value of the property subject thereto or impair the use of or the access to the property subject thereto, or impair the operation of the Company or detract from its business.

Section 4.23 Operations of the Company The Company has had no operations since inception.

Section 4.24 Brokerage No broker, agent or finder has acted, directly or indirectly, for the Company or, to the knowledge of the Company, any of the Company Stockholders, nor has the Company or, to the knowledge of the Company, any of the Company Stockholders, incurred any obligation to pay any brokerage fee, agent’s commission or finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

Section 4.25 Taxes The Company has not been required to file any federal or state tax return and owes no federal or state taxes.

Section 4.26 Company Action The Board of Directors of the Company by unanimous written consent has (a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) approved the Merger in accordance with the applicable provisions of the Nevada Corporation Law and (c) recommended the approval of this Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company’s Stockholders. The Company Stockholders by majority consent have approved (i) the execution and delivery of this Agreement and (ii) the consummation of the transactions contemplated hereby.

Section 4.24 Disclosure The representations and warranties contained in this Section 4 along with the Company Disclosure Schedule and any other written information, statement or certificate provided by the Company, ll with the exception of forward looking statements and projections, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

Section 4.25 Investment Representations.

The issuance of the Share Consideration in this transaction is intended to be a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and is made in reliance upon the representations set forth below.

(a) The Company Stockholders are acquiring the Parent Common Stock for their own account for investment only and not with a view to, or for sale in connection with, a distribution of the Parent Common Stock in violation of the Securities Act and any applicable state securities or blue-sky laws and are aware that Rule 144 is not available for the sale of the Parent Company Stock;

(b) The Company Stockholders acknowledge to the Parent that:

(i) the Parent has advised the Company Stockholders that the Parent Common Stock has not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof contemplated by this Agreement is exempt from such registration and the certificate representing the Parent Common Stock shall contain a restrictive legend reflecting the fact that the Parent Common Stock have not been registered;

(ii) the Parent’s reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of the Company’s Stockholders representations contained herein;

(iii) the Parent Common Stock cannot be resold without registration or an exemption under the Securities Act and such state securities laws, and that certificates representing the Parent Common Stock will bear a restrictive legend to such effect as well as a restrictive legend in accordance with the restrictions on transfer contained in Section 3;

(iv) the Company Stockholders have evaluated the merits and risks of acquiring the Parent Common Stock and has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of such acquisition, is aware of and has considered the financial risks and financial hazards of acquiring the Parent Common Stock, and is able to bear the economic risk of acquiring the Parent Common Stock, including the possibility of a complete loss with respect thereto.

ARTICLE V.

Representations and Warranties of Parent and Sub

Parent and Sub, jointly and severally, represent and warrant to the Company that, except as set forth in the disclosure schedule and attached hereto (the “Parent Disclosure Schedule”), which Parent Disclosure Schedule and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V:

Section 5.1 Execution and Delivery Parent and Sub have the corporate power and authority to enter into this Agreement and each agreement, document or instrument contemplated hereby or to be delivered in connection herewith to which such person is a party (the “Parent Documents”) and to carry out its respective obligations hereunder and there under. The execution, delivery and performance by Parent and Sub of this Agreement and the Parent Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Parent and Sub, as applicable (and, in the case of this Agreement, by the Board of Directors of Sub and by Parent as the sole stockholder of Sub). This Agreement constitutes the valid and binding obligation of Parent and Sub and the Parent Documents will constitute the valid and binding obligations of Parent and Sub, when executed by such person, in each case, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or the Parent Documents and the transactions contemplated hereby and thereby.

Section 5.2 Consents and Approvals The execution and delivery by Parent and Sub of this Agreement and the Parent Documents to which each such person is a party, the performance by Parent and Sub of their respective obligations hereunder and the consummation by Parent and Sub of the transactions contemplated hereby and thereby do not require Parent or Sub to obtain any consent, approval or action of, or make any filing or registration with or give any notice to, any Governmental Entity, other than (i) written notification to FINRA, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada.

Section 5.3 No Breach The execution, delivery and performance by Parent and Sub of this Agreement and the Parent Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Parent or Sub; (ii) violate, conflict with or result in the br any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement or instrument to which Parent or Sub is a party or by or to which the assets or properties of Parent or Sub may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity, binding upon Parent or Sub, or upon the securities, assets or business of Parent or Sub; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Parent or Sub, or to the securities, assets or business of Parent or Sub; (v) result in the creation or imposition of any lien or other encumbrance or the acceleration of any indebtedness or other obligation of Parent or Sub; or (vi) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit of Parent or Sub; except in the case of (ii) through (vi) for violations, conflicts, breaches, defaults, modifications, impairments, liens or other encumbrances that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 5.4 SEC Documents; Financial Statements Between March 9, 2010 and June 18, 2012 Parent filed with the SEC all forms, reports, schedules, statements, exhibits and other documents (collectively, the “Parent SEC Documents”) required to be filed on or before the date hereof or the Closing Date, respectively, by it under the Exchange Act. At the time filed, the Parent SEC Documents filed by Parent did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act. As of the Closing Date Parent will have liabilities not in excess of $60,000.

Section 5.5 Shares of Parent Common Stock The Share Consideration will, when issued and delivered to the Company Stockholders pursuant to Section 3.1(a), be duly authorized, validly issued, fully paid, non-assessable, and free of all Liens or other encumbrances.

Section 5.6 Organization, Standing and Authority of Parent and Sub Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority to own, lease and operate its assets, properties and businesses and to carry on its businesses as now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of such activities make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Parent Material Adverse Effect. Sub has not engaged in any business (other than certain organizational matters) since the date of its incorporation.

Section 5.7 Capitalization

(a) The authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share. As of April 28, 2014, there were no more than 600,000 shares of Parent Common Stock and no shares of preferred stock outstanding and there have been no material changes in such numbers through the date hereof. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Parent’s stockholders may vote issued or outstanding. All outstanding shares of Parent Common Stock are duly authorized and are validly issued, fully paid and non-assessable.

(b) The authorized capital stock of Sub consists of 100 shares of Sub Common Stock, all of which are duly authorized, validly issued, fully paid and non-assessable.

Section 5.8 Brokerage No broker, agent or finder has acted, directly or indirectly, for Parent or Sub. Parent and Sub have not incurred any obligation to pay any brokerage fees, agent’s commissions or finder’s fee or commission in connection with the transactions contemplated by this Agreement.

Section 5.9 Sub Action The Board of Directors of Sub (at a meeting duly called and held) has by the requisite vote of all directors present approved the Merger in accordance with the provisions of Section 251 of the Nevada Corporation Law.

Section 5.10 Options and Other Stock Rights Except as disclosed in Section 5.10 of the Parent Disclosure Statement, there is no (i) outstanding option, warrant, call, unsatisfied preemptive right or other agreement of any kind to purchase or otherwise to receive from Parent any of the outstanding, authorized but unissued, unauthorized or treasury shares of Parent Common Stock, Parent Preferred Stock or any other security of the Parent, (ii) outstanding security of any kind convertible into any security of Parent, and (iii) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock, Parent Preferred Stock or any other security of Parent.

Section 5.11 Compliance with Laws Parent is not in violation of any applicable order, judgment, injunction, award or decree, law, ordinance or regulation or any other requirement of any Governmental Entity applicable to Parent or any of its businesses; Parent has not received notice that any such violation has been alleged or is being investigated.

Section 5.12 Permits Parent has obtained all Permits that are necessary for the ownership and conduct of its businesses as presently conducted or currently proposed to be conducted, other than any Permits, the absence of which would not, individually or in the aggregate, have a Parent Material Adverse Effect; such Permits are in full force and effect and are sufficient for the ownership and conduct of such businesses as presently conducted or currently proposed to be conducted; no violations exist or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of Parent, threatened, that would suspend, revoke or limit any Permit.

Section 5.13 Actions and Proceedings There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its directors, officers or employees (in their capacities as such). As of the date of this Agreement there is no claim, action, suit, litigation, legal, administrative or arbitration proceeding, whether formal or informal (including, without limitation, any claim or notice of intent to institute any matter), which is pending or, to Parent’s knowledge, threatened against or involving the Company or any of its directors, officers or employees (in their capacities as such) or properties, capital stock or assets, except where the failure of any of the foregoing to be true does not individually or in the aggregate have a Parent Material Adverse Effect on Parent.

Section 5.14 Disclosure. The representations and warranties contained in this Article V along with the Parent Disclosure Schedule and any other written information, statement or certificate provided by the Parent with the exception of forward looking statements and projections, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article V not misleading.

ARTICLE VI.

Pre-Closing Covenants and Agreements

 Parent, Sub and the Company (as applicable) covenant and agree as follows:

Section 6.1 Conduct of Business

(a) Prior to the Effective Date, unless Parent shall otherwise agree in writing:

(i) The Company shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use its best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Date, except such impairment as would not have a Company Material Adverse Effect. The Company shall (i) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company; (iii) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (iv) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Company Material Adverse Effect; and

(ii) The Company shall not undertake any of the actions specified in Section 4.28.

(b) Prior to the Effective Date, unless the Company shall otherwise consent in writing (which shall not be unreasonably withheld), Parent shall in all material respects carry on its respective businesses in the usual, regular and ordinary course.

Section 6.2 Litigation Involving the Company. Prior to the Closing Date, the Company shall notify Parent of any actions or proceedings that are threatened or commenced against the Company, or against any officer or director, property or asset or Affiliate of the Company, or with respect to the Company’s affairs, promptly upon the Company becoming aware thereof, and of any requests of the Company or, to the knowledge of the Company, any Company Stockholder, for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby promptly upon the Company becoming aware thereof. As to compliance with such requests for such information, the Company shall consult with and obtain the consent of Parent, which consent shall not be withheld unreasonably; provided that such consent shall be unnecessary where such information is required by law to be provided.

Section 6.3 Continued Effectiveness of Representations and Warranties of the Parties From the date hereof through the Closing Date, (a) the Company shall use all reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties of the Company contained in Article IV shall continue to be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date as if made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period, and (ii) in the case of Section 4.12 only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein; (b) Parent and Sub shall use their respective reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date as if made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period, (c) the Company shall promptly notify Parent and Sub of any event, condition or circumstance occurring from the date hereof through the Closing Date of which the Company becomes aware that would cause any material revisions to the Company Disclosure Schedule provided by the Company pursuant to this Agreement, or that would constitute a violation or breach this Agreement by the Company; and (d) Parent and Sub shall promptly notify the Company of any event, condition or circumstance occurring from the date hereof through the Closing Date of which it becomes aware that would cause any material revisions to the Parent Disclosure Schedule provided by Parent or Sub pursuant to this Agreement, or that would constitute a violation or br this Agreement by Parent or Sub. No such notification shall be deemed an amendment to the Disclosure Schedules to this Agreement, except as otherwise provided by this Agreement.

Section 6.4 Corporate Examinations and Investigations

(a) The parties shall cooperate with each other party as such other party shall reasonably request in connection with the due diligence review of the other parties to this Agreement, to the extent necessary to confirm the accuracy of the representations and warranties contained herein.

(b) If this Agreement terminates, the parties hereto and their respective affiliates shall keep confidential and shall not use or retain in any manner any information or documents obtained from any other party concerning its assets, liabilities, properties, business or operations, unless readily ascertainable from public or published information or trade sources or already known or subsequently developed by it independently of any investigation of any other party, or received from a third party not under an obligation to such other party to keep such information confidential.

Section 6.5 No Shopping Prior to the earlier of (i) the Effective Time or (ii) the termination of this Agreement, the Company shall not, directly or indirectly, through any officer, director, employee, representative, agent, financial advisor or otherwise (x) solicit, initiate or knowingly encourage (including by way of furnishing information) inquiries or submission of proposals or offers from any person relating to any sale of all or any portion of the assets, business, properties of (other than immaterial or insubstantial assets), or any equity interest in, the Company or any business combination with the Company, whether by merger, consolidation, purchase of assets, tender offer, recapitalization, liquidation, dissolution or otherwise or any other transaction, the consummation of which would or could impede, interfere with, prevent or materially delay the Merger (each, an “Acquisition Proposal”) or (y) participate in any negotiation regarding, or furnish to any other person any information with respect to, or otherwise knowingly cooperate in any way with, or knowingly assist in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing.

Section 6.6 Parent and Sub Approvals Parent and Sub shall take all reasonable steps necessary or appropriate to obtain as promptly as practicable all necessary approvals, authorizations and consents of any person or Governmental Entity required to be obtained by Parent and Sub to consummate the transactions contemplated hereby, and will cooperate with the Company in seeking to obtain all such approvals, authorizations and consents. Parent and Sub shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies or authorities or the Company may reasonably request.

Section 6.7 Company Approvals The Company shall take all reasonable steps necessary or appropriate to obtain as promptly as practicable all necessary approvals, authorizations and consents of any third party or Governmental Entity required to be obtained by the Company to consummate the transactions contemplated hereby and will cooperate with Parent in seeking to obtain all such approvals, authorizations and consents. The Company shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies and authorities or Parent may reasonably request.

Section 6.8 Distribution The Company shall not declare, set aside or pay any Distribution, except in the ordinary course of business consistent with past practice, without the consent of Parent which shall not be unreasonably withheld.

Section 6.9 Expenses Except as otherwise specifically provided herein, Parent, Sub and the Company shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of investment bankers, agents, representatives, counsel and accountants (“Transaction Expenses”). In any action, suit or proceeding under or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees and other out-of-pocket expenses from the losing party.

Section 6.10 Further Assurances

(a) Parent, Sub and the Company shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Parent, Sub and the Company shall use all reasonable efforts to cause all actions to effectuate the Closing for which such party is responsible under this Agreement to be taken as promptly as practicable, including using all reasonable efforts to obtain all necessary waivers, consents and approvals (including, but not limited to, if applicable, filings with FINRA and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in each case, to proceed with the Merger as expeditiously as possible). Notwithstanding the foregoing, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Agreement if such action, either alone or together with another action, would result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

(b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

ARTICLE VII.

Conditions Precedent to Each Party’s Obligation

to Effect the Merger

The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by them, to the extent permitted by law

Section 7.1 Litigation No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Governmental Entity to restrain, modify or prevent the carrying out of the transactions contemplated hereby; no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Parent’s conduct or operation of the business of the Company after the Merger shall have been issued; no action, suit or proceeding seeking any of the foregoing shall have been instituted by any third party that has or is reasonably likely to materially impair the Company’s or Parent’s ability to consummate the transactions contemplated hereby or have a Company Material Adverse Effect.

ARTICLE VIII.

Conditions Precedent to the Obligation of

Parent and Sub to Effect the Merger

The obligation of Parent and Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following additional conditions, any one or more of which may be waived by them, to the extent permitted by law:

Section 8.1 Representations and Covenants The representations and warranties of the Company contained in this Agreement (including those contained in the Company Disclosure Schedule, as the same may be amended from time to time pursuant to the provisions hereof) shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period, and (ii) in the case of Section 4.12 only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein.

Section 8.2 Absence of Material Adverse Change There shall have been no material adverse change in the business, operations or financial condition of the Company, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein.

Section 8.3 Closing Conditions Documentation or other information shall have been received in a form reasonably satisfactory to Parent and Sub which evidences that the conditions set forth in this Article VIII have been satisfied.

ARTICLE IX.

Conditions Precedent to the Obligation of the

Company to Effect the Merger

The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following additional conditions, any one or more of which may be waived by the Company, to the extent permitted by law:

Section 9.1 Representations and Covenants The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or that includes a concept of materiality) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or that includes a concept of materiality) as of such date or period, and (ii) in the case of Section 5.10 only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein. Parent and Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Parent or Sub on or prior to the Closing Date.

Section 9.2 Absence of Material Adverse Change There shall have been no material adverse change in the business, operations or financial condition of Parent and its Subsidiaries, taken as a whole, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement or the announcement or contemplation of the transactions proposed herein.

Section 9.3 Closing Conditions Documentation or other information shall have been received in a form reasonably satisfactory to the Company which evidences that the conditions set forth in this Article IX have been satisfied.

ARTICLE X.

Closing

Section 10.1 The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at the offices of Kagel Law, 1801 Century Park East, Suite 1201, Los Angeles, CA, at 10:00 a.m. local time on the Closing Date or at such other time and place as the parties may mutually agree.

ARTICLE XI.

Post-Closing Covenants

Section 11.1 Survival of Representations and Warranties Notwithstanding any right of Parent and Sub to investigate fully the affairs of the Company, or any right of the Company to investigate fully the accuracy of the representations and warranties of Parent and Sub, and notwithstanding any knowledge of facts determined or determinable by Parent, Sub or the Company, as the case may be, pursuant to such investigation or right of investigation, Parent, Sub and the Company, as the case may be, have the right to rely fully upon the representations, warranties, covenants and agreements of the Company, Parent and Sub, as the case may be, contained in this Agreement. The representations and warranties of Parent, Sub and the Company and the covenants to be performed by the Company prior to the Effective Time shall survive the execution and delivery hereof and the Closing hereunder in accordance with the applicable statute of limitations.

Section 11.2 Indemnification

(a) Company Stockholders jointly and severally agree to indemnify, defend and hold harmless the Parent and their respective directors, officers, employees, shareholders and any Affiliates of the foregoing, and their successors and assigns (collectively, the “Parent Group”) from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, Liens or other obligations of any nature whatsoever (hereinafter individually, a “Loss” and collectively, “Losses”) suffered or incurred by the Parent Group which, directly or indirectly, arise out of, result from or relate to, (i) any inaccuracy in or any breach any representation or warranty of the Company contained in Article IV, (ii) any breach any covenant or agreement of the Company contained in this Agreement or in any other document contemplated by this Agreement, or (iii) any Taxes of the Company attributable to the period prior to the Closing Date.

(b) The Parent agrees to indemnify, defend and hold harmless Company Stockholders and their successors and assigns from and against any and all Losses suffered or incurred by them which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of the Parent contained in Article V, or (ii) any br any covenant or agreement of the Parent contained in this Agreement or in any other document contemplated by this Agreement.

Section 11.3 Method of Asserting Claims The party making a claim under this Article V is referred to as the “Indemnified Party” and the party against whom such claims are asserted under Section 11.2 is referred to as the “Indemnifying Party”. All claims by any Indemnified Party under this Section 11.2 shall be asserted and resolved as follows:

(a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand, specifying the nature of the specific basis for such claim or demand, and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand; any such notice, being the “Claim Notice”); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or harmed. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party, and shall pay the fees and disbursements of such counsel with regard thereto, provided, further, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party’s) rights prior to the selection of counsel by the Indemnifying Party). The Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. No claim or demand may be settled by an Indemnifying Party or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case, which consent shall not be unreasonably withheld, unless such settlement shall be accompanied by a complete release of the Indemnified Party in the first case or the Indemnifying Party in the second case.

(b) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not dispute such claim, the amount of such claim shall be paid to the Indemnified Party within thirty (30) days of receipt of the Claim Notice.

(c) So long as any right to indemnification exists pursuant to this Article XI, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the Claim Notice. In each instance, the Indemnified Party shall have the right to be kept informed by the Indemnifying Party and its legal counsel with respect to all significant matters relating to any legal proceedings. Any information or documents made available to any party hereunder, which information is designated as confidential by the party providing such information and which is not otherwise generally available to the public, or which information is not otherwise lawfully obtained from third parties or not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law or requested by third party lenders to such party, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

ARTICLE XII

Termination of Agreement

Section 12.1 Termination This Agreement may be terminated prior to the Closing as follows:

(a) by either Parent or the Company if the Merger shall not have been consummated on or before April 30, 2014;

(b) by the Company if any of the conditions specified in Article VII or IX have not been met or waived by the Company at such time as any such condition is no longer capable of satisfaction;

(c) by Parent if any of the conditions specified in Article VII or VIII have not been met or waived by Parent at such time as any such condition is no longer capable of satisfaction;

(d) by the Company if Parent or Sub shall have breached any of their respective obligations under Article VI of this Agreement in any material respect and such br continues for a period of ten days after the receipt of notice of the breach from the Company;

(e) at any time on or prior to the Closing Date, by mutual written consent of Parent, Sub and the Company.

Section 12.2 Effect of Termination If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and be of no further force and effect.

ARTICLE XIII

Definitions

Section 13.1 Definitions The following terms when used in this Agreement shall have the following meanings:

“Acquisition Proposal” has the meaning set forth in Section 6.5.

“Affiliate” (or “Affiliates” as the context may require), with respect to any person, means any other person controlling, controlled by or under common control with such person.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of New York are obligated by law or executive order to close.

“Certificates” has the meaning set forth in Section 3.3(a).

“Claims Notice” has the meaning set forth in Section 11.3(a).

“Closing” has the meaning set forth in Article X.

“Closing Date” means (a) the third Business Day following the day on which the last of all conditions to the consummation of the transactions contemplated hereby (other than conditions which contemplate only delivery or filing of one or more documents contemporaneously with the Closing) have been satisfied or waived, or (b) such other date as the parties hereto agree in writing.

“Code” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Common Stock” means the common stock of the Company, having a par value of $.000001 per share.

“Company Disclosure Schedule” has the meaning set forth in the preamble to Article IV.

“Company Documents” has the meaning set forth in Section 4.1.

“Company Material Adverse Effect” has the meaning set forth in Section 4.3.

“Company Software Program” means any software program, including its Documentation, owned by Company. All Company Software Programs are listed in Section 4.19 of the Disclosure Schedule.

“Company Stockholders” has the meaning set forth in the Recitals.

“Contracts and other agreements” mean all contracts, agreements, supply agreements, undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

“Distribution” means any distribution of cash, securities or property on or in respect of the Company Common Stock, or Parent Common Stock or Preferred Stock, as the case may be, whether as a dividend or otherwise.

“Documentation” means, with respect to a software program, the source code (with comments), as well as any pertinent commentary or explanation prepared by or the property of the Company to render such materials understandable and useable by a trained computer programmer, any programs (including compilers), “workbenches,” tools and higher level (or “proprietary”) language necessary for the development, maintenance and implementation of the software program, and any and all prepared and deliverable materials relating to the software program, including without limitation all notes, flow charts, programmer’s or user’s manuals.

“Effective Time” has the meaning set forth in Section 1.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and rulings issued thereunder.

 “FINRA” means the Financial Industry Regulatory Authority.

“Governmental Entities” means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

“Intellectual Property” means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) patents, patent applications, and provisional applications, including all continuations, divisionals and related applications, (c) copyrights and registrations and applications for registration thereof, (d) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), and (e) to the extent legally protectable, other proprietary rights.

““Liabilities” has the meaning set forth in Section 4.11.

“Lien or other encumbrance” (or “liens or other encumbrances” or “liens or other encumbrance” or “lien or other encumbrances” as the context may require or any similar formulation) means any lien, claim, pledge, mortgage, assessment, security interest, charge, option, right of first refusal, easement, servitude, adverse claim, transfer restriction under any stockholder or similar agreement or other encumbrance of any kind.

“Loss” has the meaning set forth in Section 11.2(a).

“Merger” has the meaning set forth in the recitals.

“Non-Software Intellectual Property” means Intellectual Property rights in items other than Third Party Software Programs.

“Parent” has the meaning set forth in the preamble.

“Parent Common Stock” means the common stock, par value $.001 per share, of Parent.

“Parent Disclosure Schedule” has the meaning set forth in the preamble to Article V.

“Parent Documents” has the meaning set forth in section 5

“Parent Group” has the meaning set forth in Section 11.2

“Parent SEC Documents” has the meaning set forth in Section 5.4.

“Permits” (or “Permit” as the context may require) mean all licenses, permits, certificates, certificates of occupancy, orders, approvals, registrations, authorizations, inspections, qualifications and filings with and under all federal, state, local or foreign laws and Governmental Entities.

“Person” (or “persons” as the context may require) means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“Property” (or “properties” as the context may require) means real, personal or mixed property, tangible or intangible

“Remedial Action” shall mean any action required to (i) clean up, remove or treat Hazardous Materials; (ii) prevent a release or threat of release of any Hazardous Material; (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care; (iv) cure a violation of Environmental Law or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of the Resource Conservation Recovery Act, 42 U.S.C. §§ 6901 et seq. or analogous state law.

“SEC” means the Securities and Exchange Commission or any successor agency or department.

“Securities Act” means the Securities Act of 1933, as amended, and the regulations and rulings issued .

“Share Consideration” has the meaning set forth in Section 3.1(a).

“Sub” has the meaning set forth in the preamble hereof.

“Sub Common Stock” means the common stock, par value $.01 per share, of Sub.

“Subsidiaries” (or “Subsidiary” as the context may require), means each entity as to which a person, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities of any class of such entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such entity.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Taxes” (or “Tax” as the context may require) means all federal, state, county, local, foreign and other taxes (including, without limitation, income, intangibles, premium, excise, sales, use, gross receipts, franchise, ad valorem, severance, capital levy, transfer, employment and payroll-related, and property taxes, import duties and other governmental charges and assessments), and includes interest, additions to tax and penalties with respect thereto.

“Third Party Software Program” means any software program, including the Documentation, developed by a third party and used by Company in developing a Company Software Program or used by the Company in conducting its internal business. All Third Party Software Programs are listed in Section 4.19 of the Disclosure Schedule.

“Transaction Expenses” has the meaning set forth in Section 6.9.

“Nevada Corporation Law” has the meaning set forth in Section 1.1.

ARTICLE XIV

Miscellaneous

Section 14.1 Publicity So long as this Agreement is in effect, prior to making a press release or other public statement with respect to the transactions contemplated by this Agreement, any party (a “Releasing Party”) will consult with the other party (the “Receiving Party”) and provide such other party with a draft of such press release, except as may otherwise be required by law or stock exchange regulations.

Section 14.2 Notices Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered, express mail or nationally recognized courier service, postage prepaid. Any such notice shall be deemed given when so delivered personally or successfully sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

(i) if to Parent or Sub, to:

_______________________

_______________

________________          ___________

and

Kagel Law

1801 Century Park East, Suite 1201

Los Angeles, CA 90067

Attention: David L. Kagel, Esq.

(ii) if to the Company, to:

ClickStream Corporation

                800 Turnpike Street, Ste. 103

North Andover MA 01845

Section 14.3 Entire Agreement This Agreement (including the exhibits and schedules hereto) and the agreements contemplated hereby, including but not limited to the Option Agreement, contain the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, with respect thereto.

Section 14.4 Waivers and Amendments; Non Contractual Remedies; Preservation of Remedies; Liability This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and, except as provided (i) in Section 12.2 and (ii) if the Closing occurs, in Section 11.2(a), are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 14.5 Governing Law THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Section 14.6 Binding Effect; No Assignment This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and heirs and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the prior written consent of the other party hereto.

Section 14.7 Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 14.8 Counterparts This Agreement may be executed by the parties hereto in separate counterparts, which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

Section 14.9 Exhibits and Schedules The exhibits and schedules hereto are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, clauses, exhibits and schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

Section 14.10 Headings The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

Section 14.11 Submission to Jurisdiction; Venue Any action or proceeding against any party hereto with respect to this Agreement shall be brought in the courts of the State of Delaware or of the United States for the District of Delaware, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto irrevocably consents to the service of process at any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 14.2, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process on any other party hereto in any other manner permitted by law. Each party hereto irrevocably waives any objection which it may now have or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 14.12 Specific Performance The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise bred. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent bres of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 14.13 Severability If any court of competent jurisdiction determines that any provision of this Agreement is not enforceable in accordance with its terms, then such provision shall be deemed to be modified so as to apply such provision, as modified, to the protection of the legitimate interests of the parties hereto to the fullest extent legally permissible and shall not affect the validity or enforceability of the remaining provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

The Company CLICKSTREAM CORPORATION (Delaware)

By:
Name: Samuel Joseph Title: President

Sub CS MERGER CORP.

By:
Name: Kim Halvorson Title: President

Parent CLICKSTREAM CORPORATION (Nevada)

By:
Name: Kim Halvorson Title: President

Company Stockholders

Preferred Stockholders